Exhibit 99.1

FOR RELEASE: May 24, 2012

Investor Contact: Eric Creech +1 (248) 813-2498 eric.j.creech@delphi.com	Media Contacts: Lindsey Williams +1 (248) 813.2528 lindsey.c.williams@delphi.com	Marie-Pierre Ygrié (France) +33 (0)1 70 76 72 64 - office +33 (0)6 82 56 96 78 - mobile marie.pierre.ygrie@delphi.com

DELPHI AUTOMOTIVE IN EXCLUSIVE NEGOTIATIONS TO ACQUIRE
MOTORIZED VEHICLES DIVISION OF FCI

Enhances Position as Leading Supplier of Automotive Electrical / Electronic Architecture

Expands Portfolio of High-Growth Electronic Connectors

Further Strengthens Delphi’s Premier Customer Base and Enhances Footprint in Fast-Growing Markets

Provides Significant Opportunity to Accelerate Long-Term Sales and Earnings Growth

$0.24 Accretive to Earnings per Share in 2013

GILLINGHAM, England / TROY, Mich. – Delphi Automotive (NYSE: DLPH) announced today that it has entered into exclusive negotiations and has made a binding offer to acquire FCI Group’s (“FCI”) Motorized Vehicles Division (“MVL”). MVL is a leading global manufacturer of automotive connection systems with a focus on high-value, leading technology applications. The transaction is valued at €765 million on a cash and debt-free basis (approximately $972 million at current exchange rates) and is expected to close by year-end 2012, subject to acceptance of the offer and regulatory approvals. Delphi expects the transaction to be $0.24 accretive to 2013 earnings per share, excluding acquisition-related costs.
MVL, which will become part of Delphi’s Electrical / Electronic Architecture segment (“E/EA”), is the leading global provider of high-performance interconnection systems for a wide range of applications. These include connectors for the high-growth safety restraint systems (“SRS”)

market, powertrain and electrical vehicles. MVL had revenue of €692 million in the year ended December 31, 2011, and is owned by affiliates of Bain Capital.
“This transaction will solidify Delphi’s position as one of the premier global automotive suppliers and will create significant shareholder value,” said Rodney O'Neal, chief executive officer and president of Delphi. “The addition of MVL strengthens the high growth connector product portfolio of our E/EA segment, broadens our mix of global customers and furthers our strategy of providing our customers with solutions to address the trends of Safe, Green and Connected. As a result, following the acquisition, we will be better positioned to further drive growth in electronic content in motor vehicles. As MVL’s largest customer, we respect their accomplishments and share a commitment to developing innovative products and delivering solutions that meet a wide range of needs and applications.”
Liam Butterworth, president of MVL, stated, “The opportunity to join a global organization like Delphi, with an outstanding reputation in the connector and electronic architecture industries, will better position us to pursue future growth opportunities. By leveraging both parties’ strong innovation and R&D capabilities, we will continue to provide the market with the highest quality innovative interconnect systems, while exceeding the expectations of customers worldwide.”

Strategic and Financial Benefits

•
Further Strengthens Delphi’s Leading Position in the Global Automotive Market. The transaction will further strengthen E/EA’s position as a market leader in the global automotive connectors segment and accelerate its entry into the high-growth SRS segment. In addition, the transaction will greatly enhance Delphi’s portfolio of connectors for hybrid and electric vehicles.

•
Significantly Enhances Position with High-Growth Customers and Diversifies Customer Base. The transaction will broaden Delphi’s relationships with leading automotive OEMs across the globe, including Chrysler, Daimler, Ford, General Motors, Hyundai, PSA Peugeot-Citroën, Renault Nissan and Volkswagen Group.

•
Expands Delphi’s Global Footprint, Especially in Asia. MVL’s robust product portfolio and global operations, including its significant manufacturing and engineering presence in China, India and Korea, will further strengthen Delphi’s position in the high-growth Asian market.

•
Delivers Significant Synergies and Expands Delphi’s Industry-Leading EBITDA Margins. Delphi expects total annual full run-rate pre-tax synergies of $80 million, to be fully achieved in 2015. The synergies are expected to come from procurement, product development and supply chain. Building on a strong base product portfolio and customer positions, the combined businesses will expand Delphi’s EBITDA margins.

•	Accretive to EPS. Delphi expects 2013 EPS accretion to be $0.24, excluding acquisition-related costs and including approximately $0.12 amortization of acquired intangible assets.

Completion of the transaction is subject to customary regulatory consents and approvals and acceptance of the binding offer by FCI, which can only occur after consultation with certain of MVL’s works councils. Delphi intends to finance the transaction through a combination of cash on hand and debt. Additionally, the transaction is expected to have no impact on the previously announced $300 million share repurchase program, which will be executed through 2012 or until the $300 million has been utilized.
Deutsche Bank Securities Inc. is serving as Delphi’s financial advisor, and Cleary Gottlieb Steen & Hamilton LLP is serving as its legal counsel. N M Rothschild & Sons Limited and Goldman Sachs are serving as FCI’s financial advisors, and Latham & Watkins LLP is serving as its legal counsel.

Conference Call and Webcast
Delphi will host a conference call to discuss the transaction today at 5:00 PM EDT. The number to call within the United States is (888) 486-0553 or +1 (706) 634-4982 internationally, using participant code 85295477. The webcast and accompanying slide presentation can be accessed through the company’s website at www.delphi.com. A replay of the conference call will be available beginning at 8:00 PM EDT on May 24, 2012, through 11:59 PM EDT on June 7, 2012, and can be accessed by dialing (855) 859-2056 in the United States or +1 (404) 537-3406 internationally, using participant code 85295477.

Forward Looking Statements
This press release, as well as other statements made by Delphi Automotive (“Delphi” or the “Company”), contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: global economic conditions, including conditions affecting the credit market, the cyclical nature of automotive sales and production; the potential disruptions in the supply of and changes in the competitive environment for raw material integral to our products; the Company’s ability to maintain contracts that are critical to its operations; the ability of the Company to attract, motivate and/or retain key executives; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers, and the ability of the Company to attract and retain customers. Additional factors are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. Delphi disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

About Delphi
Delphi Automotive (NYSE: DLPH) is a leading global supplier of electronics and technologies for automotive, commercial vehicle and other market segments. Operating major technical centers, manufacturing sites and customer support facilities in 30 countries, Delphi delivers real-world innovations that make products smarter and safer as well as more powerful and efficient. Connect to innovation at www.delphi.com.

About FCI
FCI was established in 1988 by Framatome as a diversification outside the nuclear field. Some 20 acquisitions and 20 years later, FCI has become one of the largest connector manufacturers. FCI is the first and only European connector manufacturer among the 10 global “connecticians.”

About Bain Capital
Bain Capital is a global private investment firm that manages several pools of capital, including private equity, venture capital, public equity, credit products and absolute return, with approximately $60 billion in assets under management. Since its inception in 1984, the firm has made private equity investments and add-on acquisitions in more than 300 companies worldwide. Bain Capital has a distinctly people-intensive, value-added approach to investing, with a strong emphasis on supporting management teams to drive strategic and operating improvements. Bain Capital Europe, the firm’s European private equity affiliate, has been investing with the same philosophy since 1989. Bain Capital business services private equity investments have included such leading businesses as NXP, IMCD, and Trinseo. Bain Capital has offices in London, Munich, Boston, Chicago, New York, Hong Kong, Mumbai, Shanghai and Tokyo. For further information about Bain Capital: www.baincapital.com
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